Exhibit 12.1

Form F-4

ACETEX CORPORATION

RATIO OF EARNINGS TO FIXED CHARGES - CDN GAAP

								Pro forma ratios
	1998	1999	2000	2001	2002	Six months ended June 30,		Year ended 31-Dec-02	Six months ended 30-Jun-03
						2002	2003

Earnings

Net Income (loss)	(20,540)	(18,024)	16,885	1,644	(12,923)	(12,639)	(704)	(6,884)	(979)

Add:
Income taxes		2,403		0				654	217
Fixed charges (expense only)	18,977	18,581	18,442	18,440	21,289	10,465	10,891	29,498	15,205

Less:
Undistributed equity earnings	0	0	0	0	(29)	0	0	(29)	0
	(1,563)	2,960	35,327	20,084	8,337	(2,174)	10,187	23,239	14,443

Fixed charges

Interest costs on indebtedness	17,587	17,550	17,550	17,550	20,318	9,987	10,331	29,498	15,205
Amortization of deferred financing costs	1,390	1,031	892	890	971	478	560	0	0
Estimated interest component of rentals	18,977	18,581	18,442	18,440	21,289	10,465	10,891	29,498	15,205

Ratio of earnings to fixed charges	(0.08)	0.16	1.92	1.09	0.39	(0.21)	0.94	0.79	0.95
Dollar amount of deficiency	(20,540)	(15,621)	n/a	n/a	(12,952)	(12,639)	(704)	(6,259)	(762)

*For the period presented, the ratio of earnings to fixed charges is less than one.

ACETEX CORPORATION

RATIO OF EARNINGS TO FIXED CHARGES - US GAAP

								Pro forma ratios
	1998	1999	2000	2001	2002	Six months ended June 30,		Year ended 31-Dec-02	Six months ended 30-Jun-03
						2002	2003

Earnings

Income (loss) from continuing operations	(20,855)	(19,040)	16,885	1,336	(13,198)	(12,791)	(728)	(7,460)	(1,408)

Add:
Income taxes		2,403		0				654	217
Fixed charges (expense only)	18,977	18,581	18,442	18,440	21,289	10,465	10,891	29,498	15,205
Less:
Undistributed equity earnings	0	0	0	0	(29)	0	0	(29)	0
	(1,878)	1,944	35,327	19,776	8,062	(2,326)	10,163	22,663	14,014
Fixed charges

Interest costs on indebtedness	17,587	17,550	17,550	17,550	20,318	9987	10,331	29,498	15,205
Amortization of deferred financing costs	1,390	1,031	892	890	971	478	560	0	0
Estimated interest component of rentals	18,977	18,581	18,442	18,440	21,289	10,465	10,891	29,498	15,205

Ratio of earnings to fixed charges	(0.10)	0.10	1.92	1.07	0.38	(0.22)	0.93	0.77	0.92
Dollar amount of deficiency	(20,855)	(16,637)	n/a	n/a	(13,227)	(12,791)	(728)	(6,835)	(1,191)

* For the period presented, the ratio of earnings to fixed charges is less than one.